Exhibit 99.1
Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	January 26, 2024
IMMEDIATE

Moog Inc. Reports First Quarter 2024 Sales Growth and Margin Expansion
and Increases Full-Year Earnings Per Share Guidance

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B), a worldwide designer, manufacturer and systems integrator of high-performance precision motion and fluid controls and controls systems, today reported fiscal first quarter 2024 diluted earnings per share of $1.48 and adjusted diluted earnings per share of $1.53.

(in millions, except per share results)	Three Months Ended
	Q1 2024	Q1 2023	Deltas
Net sales	$857	$760	13%
Operating margin	11.0%	11.4%	-40 bps
Adjusted operating margin	11.3%	10.4%	90 bps
Diluted net earnings per share	$1.48	$1.44	3%
Adjusted diluted net earnings per share	$1.53	$1.25	22%
Net cash provided by operating activities*	$60	$8	$52
Free cash flow*	$23	$(22)	$45
See the reconciliations of adjusted financial results to reported results included in the financial statements herein for the quarters ended December 30, 2023 and December 31, 2022. * Favorably impacted by a $25 million benefit related to the expansion of the securitization facility.

Quarter Highlights

•Net sales of $857 million increased 13%, with increases across all four segments, including a near 50% increase in Commercial Aircraft.

•Operating margin of 11.0% decreased 40 basis points. The absence of the prior year's gain on the sale of two buildings more than offset the current quarter's benefits from pricing and higher production volume. Adjusted operating margin, excluding the gain on the sale of two buildings, expanded 90 basis points to 11.3%.

•Diluted earnings per share of $1.48 increased 3% due to higher operating profit, offset by the absence of the prior year's gain on the sale of two buildings. Adjusted diluted earnings per share of $1.53 increased 22%.

•Free cash flow improved by $45 million as compared to last year.

•Twelve-month backlog increased 6% to $2.5 billion due to growth across our aerospace and defense businesses.

"We had a great start to fiscal 2024, setting us up nicely to deliver margin enhancement in line with our investor day plan," said Pat Roche, CEO. "Our highly engaged employees are delivering for our customers and are driving margin improvements across the business."

Exhibit 99.1
Quarter Results
Sales in the first quarter of 2024 increased across all segments compared to the first quarter of 2023. Commercial Aircraft sales increased 47% to $194 million due to the continued market recovery in widebody aircraft in both OEM and aftermarket programs. Sales in Industrial increased 6% to $246 million due to higher demand for flight simulation systems and industrial automation applications. Within Space and Defense, sales increased 6% to $230 million, driven by strong defense demand across both the space and defense markets. Sales in Military Aircraft increased 5% to $186 million due to the ramp up on the V-280 program.

Operating margin decreased 40 basis points to 11.0% in the first quarter of 2024 compared to the first quarter of 2023. Industrial operating margin decreased 400 basis points, as the prior year benefited $10 million from the sale of two buildings related to the footprint rationalization initiative. Military Aircraft operating margin increased 200 basis points to 10.5%, driven by increased activity on the V-280 program and by a more favorable sales mix. Space and Defense operating margin increased 170 basis points to 11.0% due to production efficiencies and pricing initiatives. Commercial Aircraft operating margin decreased 40 basis points to 10.6% since favorable retrofit activity from last year did not repeat.

Adjusted operating margin in the first quarter of 2024 increased 90 basis points to 11.3% compared to the first quarter of 2023. The only segment with significant adjustments is Industrial, which increased 30 basis points to 12.6% as the benefits of pricing initiatives were partially offset by the absence of the prior year's favorable sales mix.

Free Cash Flow Results
Free cash flow was $23 million, which included a $25 million benefit related to the expansion of the securitization facility. Higher collections from customers were mostly offset by growth in physical inventories to support the growth across the aerospace and defense businesses. Capital expenditures were $37 million.

2024 Financial Guidance

"We are raising our sales and earnings per share guidance for the year based on our first quarter results, and are holding our operating margin guidance," said Jennifer Walter, CFO. "Our sales in fiscal year 2024 will grow by 5%, operating margin will expand by 110 basis points and earnings per share will increase by 12%. We are confident we are on track to deliver exceptional results again this year."

(in millions, except per share results)
	FY 2024 Guidance
	Current	Previous
Net sales	$3,500	$3,450
Operating margin	12.0%	12.0%
Adjusted diluted net earnings per share	$6.90	$6.80
Adjusted earnings per share figures are forecasted to be within range of +/- $0.20.

Diluted net earnings per share for the second quarter of 2024 is forecasted to be $1.70, plus or minus $0.10.

Conference call information

In conjunction with today’s release, Pat Roche, CEO, and Jennifer Walter, CFO, will host a conference call today beginning at 10:00 a.m. ET, which will be simultaneously broadcast live online. Listeners can access the call live, or in replay mode, at www.moog.com/investors/communications. Supplemental financial data will be available on the website approximately 90 minutes prior to the conference call.

Exhibit 99.1
Cautionary Statement

Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

Strategic risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our research and development and innovation efforts are substantial and may not be successful, which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct portfolio shaping and footprint rationalization initiatives.

Market condition risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company as a customer or a significant reduction in the sales to The Boeing Company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational risks
•A constrained supply chain, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies have had, and could continue to have, a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•We face, and may continue to face, risks related to information systems interruptions, intrusions and or new software implementations, which may adversely affect our business operations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes, which may adversely affect our operations and our earnings; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Financial risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities and indenture governing our senior notes could limit our operational and financial flexibility;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Exhibit 99.1
Legal and compliance risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us;
•Our operations are subject to environmental laws and complying with those laws may cause us to incur significant costs;
•We may face reputational, regulatory or financial risks from a perceived, or an actual, failure to achieve our sustainability goals; and
•The recently received invalidation of our facility security clearance by the U.S. Defense Counterintelligence and Security Agency could impact potential future business as well as adversely affect our operating results.

General risks
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Contact
Aaron Astrachan - 716.687.4225

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net sales	$856,850	$760,103
Cost of sales	623,651	556,417
Gross profit	233,199	203,686
Research and development	30,579	23,862
Selling, general and administrative	118,725	113,165
Interest	16,694	13,132
Restructuring	1,889	1,078
Gain on sale of buildings	—	(9,503)
Other	2,701	1,651
Earnings before income taxes	62,611	60,301
Income taxes	14,799	14,285
Net earnings	$47,812	$46,016

Net earnings per share
Basic	$1.50	$1.45
Diluted	$1.48	$1.44

Weighted average common shares outstanding
Basic	31,902,101	31,746,001
Diluted	32,249,313	31,874,718

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED NET EARNINGS BEFORE TAXES, INCOMES TAXES, NET EARNINGS AND DILUTIVE NET EARNINGS PER SHARE (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
As Reported:
Earnings before income taxes	$62,611	$60,301
Income taxes	14,799	14,285
Effective income tax rate	23.6%	23.7%
Net earnings	47,812	46,016
Diluted net earnings per share	$1.48	$1.44

Gain on Sale of Buildings:
Earnings before income taxes	$—	$(9,503)
Income taxes	—	(1,986)
Net earnings	—	(7,517)
Diluted net earnings per share	$—	$(0.24)

Restructuring and Other Charges:
Earnings before income taxes	$1,889	$1,533
Income taxes	498	274
Net earnings	1,391	1,259
Diluted net earnings per share	$0.04	$0.04

As Adjusted:
Earnings before income taxes	$64,500	$52,331
Income taxes	15,297	12,573
Effective income tax rate	23.7%	24.0%
Net earnings	49,203	39,758
Diluted net earnings per share	$1.53	$1.25
The diluted net earnings per share associated with the adjustments in the table above may not reconcile when totaled due to rounding.
Results shown above have been adjusted to exclude impacts associated with the sale of buildings formerly used in Industrial, as well as restructuring and other charges including the impact of continued portfolio shaping activities. While management believes that these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net sales:
Space and Defense	$230,128	$217,785
Military Aircraft	186,244	177,800
Commercial Aircraft	194,222	132,459
Industrial	246,256	232,059
Net sales	$856,850	$760,103
Operating profit:
Space and Defense	$25,297	$20,294
	11.0%	9.3%
Military Aircraft	19,589	15,201
	10.5%	8.5%
Commercial Aircraft	20,626	14,517
	10.6%	11.0%
Industrial	29,024	36,751
	11.8%	15.8%
Total operating profit	94,536	86,763
	11.0%	11.4%
Deductions from operating profit:
Interest expense	16,694	13,132
Equity-based compensation expense	4,165	2,974
Non-service pension expense	3,187	3,099
Corporate and other expenses, net	7,879	7,257
Earnings before income taxes	$62,611	$60,301

Exhibit 99.1

Moog Inc.
RECONCILIATION TO ADJUSTED OPERATING PROFIT AND MARGINS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
Space and Defense operating profit - as reported	$25,297	$20,294
Restructuring	—	176
Space and Defense operating profit - as adjusted	$25,297	$20,470
	11.0%	9.4%

Military Aircraft operating profit - as reported and adjusted	$19,589	$15,201
	10.5%	8.5%

Commercial Aircraft operating profit - as reported and adjusted	$20,626	$14,517
	10.6%	11.0%

Industrial operating profit - as reported	$29,024	$36,751
Gain on sale of buildings	—	(9,503)
Restructuring and other	1,889	1,357
Industrial operating profit - as adjusted	$30,913	$28,605
	12.6%	12.3%

Total operating profit - as adjusted	$96,425	$78,793
	11.3%	10.4%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 30, 2023	September 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$126,398	$68,959
Restricted cash	430	185
Receivables, net	381,609	434,723
Unbilled receivables	760,561	706,601
Inventories, net	788,040	724,002
Prepaid expenses and other current assets	59,577	50,862
Total current assets	2,116,615	1,985,332
Property, plant and equipment, net	842,682	814,696
Operating lease right-of-use assets	59,489	56,067
Goodwill	833,413	821,301
Intangible assets, net	72,663	71,637
Deferred income taxes	9,284	8,749
Other assets	53,809	50,254
Total assets	$3,987,955	$3,808,036
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$261,155	$264,573
Accrued compensation	64,099	111,154
Contract advances and progress billings	445,706	377,977
Accrued liabilities and other	238,871	211,769
Total current liabilities	1,009,831	965,473
Long-term debt, excluding current installments	920,103	863,092
Long-term pension and retirement obligations	160,825	157,455
Deferred income taxes	35,214	37,626
Other long-term liabilities	154,765	148,303
Total liabilities	2,280,738	2,171,949
Shareholders’ equity
Common stock - Class A	43,826	43,822
Common stock - Class B	7,454	7,458
Additional paid-in capital	673,261	608,270
Retained earnings	2,536,172	2,496,979
Treasury shares	(1,065,654)	(1,057,938)
Stock Employee Compensation Trust	(146,373)	(114,769)
Supplemental Retirement Plan Trust	(119,869)	(93,126)
Accumulated other comprehensive loss	(221,600)	(254,609)
Total shareholders’ equity	1,707,217	1,636,087
Total liabilities and shareholders’ equity	$3,987,955	$3,808,036

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$47,812	$46,016
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	20,927	18,392
Amortization	2,720	2,992
Deferred income taxes	(4,547)	(1,342)
Equity-based compensation expense	4,165	2,974
Gain on sale of buildings	—	(9,503)
Other	(2,478)	1,145
Changes in assets and liabilities providing (using) cash:
Receivables	58,887	(27,387)
Unbilled receivables	(51,015)	(26,570)
Inventories	(46,852)	(44,435)
Accounts payable	(5,752)	(9,679)
Contract advances and progress billings	64,171	72,889
Accrued expenses	(31,814)	(35,186)
Accrued income taxes	12,324	12,632
Net pension and post retirement liabilities	2,957	3,988
Other assets and liabilities	(11,114)	1,157
Net cash provided by operating activities	60,391	8,083
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(5,212)	—
Purchase of property, plant and equipment	(37,416)	(30,125)
Net proceeds from businesses sold	—	1,124
Net proceeds from buildings sold	—	7,432
Other investing transactions	(479)	(3,724)
Net cash used by investing activities	(43,107)	(25,293)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	279,500	241,000
Payments on revolving lines of credit	(223,000)	(160,300)
Payments on long-term debt	—	(93)
Payments on finance lease obligations	(1,286)	(884)
Payment of dividends	(8,619)	(8,257)
Proceeds from sale of treasury stock	581	1,869
Purchase of outstanding shares for treasury	(8,711)	(12,721)
Proceeds from sale of stock held by SECT	5,001	2,561
Purchase of stock held by SECT	(4,561)	(1,753)
Other financing transactions	—	(2,026)
Net cash provided by financing activities	38,905	59,396
Effect of exchange rate changes on cash	1,495	4,492
Increase in cash, cash equivalents and restricted cash	57,684	46,678
Cash, cash equivalents and restricted cash at beginning of period	69,144	117,328
Cash, cash equivalents and restricted cash at end of period	$126,828	$164,006

Exhibit 99.1

Moog Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net cash provided by operating activities	$60,391	$8,083
Purchase of property, plant and equipment	(37,416)	(30,125)
Free cash flow	$22,975	$(22,042)
Amounts may not reconcile when totaled due to rounding.
Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow is not a measure determined in accordance with GAAP and may not be comparable with the measures as used by other companies, however management believes these adjusted financial measures may be useful in evaluating the financial condition and results of operations of the Company. This information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.